Exhibit 5.1

McCarthy Tétrault LLP PO Box 48, Suite 5300 Toronto-Dominion Bank Tower Toronto ON M5K 1E6 Canada Tel: 416-362-1812 Fax: 416-868-0673

August 18, 2023

Li-Cycle Holdings Corp.

207 Queens Way West, Suite 590

Toronto, Ontario

M5J 1A7

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-3

We have acted as Canadian counsel for Li-Cycle Holdings Corp. (the “Corporation”), a corporation amalgamated under the Business Corporations Act (Ontario), in connection with the filing of a Registration Statement on Form F-3 (as filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 18, 2023, the “Registration Statement”), with the Commission under the U.S. Securities Act of 1933 (the “Securities Act”), relating to the registration of up to $200,000,000 of the common shares of the Corporation (the “Shares”).

Materials Reviewed

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed below.

Assumptions and Fact Reliance

We have assumed:

(a)	the genuineness of all signatures on all documents examined by us and the legal capacity of all natural persons;

(b)	the authenticity of all documents submitted to us as originals;

(c)

the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(d)

the accuracy, currency and completeness of the indices and filing systems maintained at the public offices, registries and websites where we have searched or made inquiries or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory and other like officials with respect to those matters referred to herein; and

(e)	that the Registration Statement has not been amended or supplemented.

We have relied upon a certificate of an officer of the Corporation, a copy of which has been provided to you, with respect to the accuracy and completeness of the factual matters contained therein, which factual matters have not been independently investigated or verified by us.

For the purposes of the opinions expressed in paragraph 1 below, we have relied upon a certificate of status dated August 17, 2023 issued in respect of the Corporation by the Ontario Ministry of Government Services.

Applicable Laws

The opinions expressed below are restricted to the laws of the Province of Ontario and the laws of Canada applicable therein (the “Applicable Law”).

Opinions

Based upon and relying on the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, on the date hereof:

1.	The Corporation is a corporation amalgamated under the Business Corporations Act (Ontario) (the “Act”) and has not been dissolved.

2.	With respect to any Shares which may be offered pursuant to the Registration Statement (the “Offered Shares”), when

a.

the issuance of the Offered Shares has been duly authorized by all necessary corporate action in conformity with the Corporation’s articles and by-laws (as then in effect), and the Act (or any other governing statute as then in effect), and does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and complies with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries; and

b.

the full consideration, determined to be adequate by the Corporation’s board of directors (or duly authorized committee thereof), has been received in accordance with Applicable Law by the Corporation;

the Offered Shares will be validly issued, fully paid, and non-assessable common shares of the Corporation.

Consent and Qualifications

We hereby consent to the reference to us under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McCarthy Tétrault LLP